Exhibit 10.3

FORM OF AIRCRAFT DRY LEASE AGREEMENT

THIS AIRCRAFT DRY LEASE AGREEMENT (this “Agreement”) is made and entered effective as of ______________________ (the “Effective Date”) between GBBX Associates LLC, a Delaware limited liability company, WLBX LLC, Delaware limited liability company, together as (“Lessor”) and Blackstone Administrative Services Partnership L.P., a Delaware limited partnership (“Lessee”) (collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, Lessor owns a 2010 Bombardier model CL-600-2B16 (Challenger 605) aircraft, manufacturer’s serial number 5852 aircraft, with FAA Registration number N267DW, as described more fully in Section 1.1 below; and

WHEREAS, Lessor desires to dry lease the Aircraft to Lessee from time to time on a non-exclusive periodic basis; and Lessee desires to dry lease the Aircraft from Lessor from time to time.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings herein contained, the Parties hereto do hereby agree as follows:

ARTICLE 1: LEASE AND TERM

1.1.  Lease. Lessor hereby agrees to dry lease to Lessee, from time to time, and Lessee hereby agrees to dry lease from Lessor, from time to time, one (1) 2010 Bombardier model CL-600-2B16 (Challenger 605) aircraft, manufacturer’s serial number 5852 aircraft, with FAA Registration number N267DW (the “Airframe”), equipped with two (2) GE model CF34-3B engines bearing manufacturer’s serial numbers SN-950934 and SN-950935 (the “Engines”), together with all components, accessions, systems, appliances, parts, instruments, accessories, furnishings, and any manufacturer’s or third-party warranties, any manufacturer service programs in connection with the Aircraft and other equipment installed thereon or attached thereto on the date hereof, all specified avionics, equipment, spare parts and loose equipment and all logs, weight and balance documents, wiring diagrams, manuals and other records and documentation pertaining to the operation and maintenance of such aircraft in Lessor’s possession or under its control (the foregoing, together with the Airframe and Engines, collectively, the “Aircraft”) to Lessee hereunder. Changes to the U.S. registration mark of the Aircraft shall have no effect on this Agreement.

1.2.  Term and Rental Periods. The Term of this Agreement (“Term”) shall commence on the Effective Date and shall be effective until the last calendar day of the fifth month following the Effective Date. Lessee may dry lease the Aircraft pursuant to this Agreement for specific periods of time during the Term (“Rental Periods”). No Rental Period shall be for more than thirty (30) days.

ARTICLE 2: RENTAL AND EXPENSES

2.1.  Rental Payment. Lessee agrees to pay to Lessor an hourly rental fee for occupied business flight hours at a rental rate of ______________________ ($_________) per flight hour

(prorated for fractions) of operation during each Rental Period (the “Rental Payment”). The hourly rental fee may be adjusted by mutual agreement during the Term based on fair market pricing. Such rental fees include delays, detours, cancellations caused by weather, routing, maintenance or other similar occurrences during each Rental Period, except that Lessor, at its sole discretion, may reduce the rental fees in the event of such occurrences. Lessee shall not be subject to any daily minimum Rental Payment on any day during the Rental Period.

2.2.  Positioning, Repositioning. Lessor has incorporated the estimated cost of positioning/repositioning flights into the Rental Payment, and any positioning/repositioning flights will not be part of the Rental Period and will be invoiced to Lessor’s account, even if Lessee commences or ends its Rental Period at a point other than at Teterboro Airport (“Home Base”).

2.3.  Lessee Reimbursement for Fuel and Incidental Charges. Lessee shall be responsible for fuel and incidental charges on occupied business flight hours during the Rental Period. Such Incidental Charges include but are not limited to hangaring and tie down charges away from the Home Base, landing fees, federal excise taxes, airport taxes or similar charges, customs, immigration and similar charges related to international flights; and any additional insurance premiums required for specific flights during the Rental Period. In the event any such charges are inadvertently made to Lessor by service providers, Lessee shall promptly reimburse Lessor for such costs. Lessor shall instruct service providers to invoice Lessee in the future.

2.4.  Lessor Reimbursement for Certain Charges. Lessor has incorporated the cost for maintenance and repairs into the Rental Payment. In the event any charges for maintenance are paid directly by Lessee, Lessor shall promptly reimburse Lessee for such cost, or deduct as an offset against Rental Payments such costs.

2.5.  Invoicing and Payment. Lessor will send Lessee invoices for such payments as are due under this Article for each Rental Period, using the form attached as Appendix A or other form at Lessor’s discretion. Lessee shall make payment by check or money order payable to “GBBX Associates LLC, WLBX LLC” payable upon receipt, or shall wire transfer funds to the address specified on the invoice.

2.6.  Calculation of Hours of Operation. For purposes of Rental Payments, hours of operation for each Rental Period shall be calculated (1) from the time the Aircraft takes off to the time it lands.

2.7.  Taxes. All payments, including specifically Rental Payments made by Lessee hereunder, shall be made free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions now or hereafter imposed by any governmental or taxing authority. Taxes which the Lessee may incur while operating the Aircraft include, but are not limited to: fuel excise taxes, airport taxes, sales and use taxes, over flight fees or taxes, and customs duties, or other foreign taxes relating to international travel. Notwithstanding the foregoing, Lessee shall only be liable for taxes on lease payments and not on the value of the Aircraft.

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2.8.  Procedure to Request Rental of Aircraft. Lessee shall make requests for rental of the Aircraft to Lessor either orally or in writing. Requests should be made as far in advance as possible before the intended commencement of the Rental Period.

2.9.  Availability. Lessor is making the Aircraft available to Lessee for dry lease on an “as available” basis only, and makes no guarantee or warranty with regard to Aircraft availability. Lessor will, in good faith, attempt to make the Aircraft available when it is not otherwise being used by Lessor, another lessee, or is unavailable for maintenance or other reasons.

2.10.  Non-availability or Delay Due to Unanticipated Causes. Lessor shall promptly notify Lessee in writing if the Aircraft cannot be delivered for a Rental Period due to an unanticipated delay, such as weather or mechanical related delays. Lessor shall not be responsible for any loss, injury, damage, delay, or cancellation, or any consequential or incidental damages or costs incurred by Lessee caused by such delay or cancellation.

ARTICLE 3: OPERATION OF AIRCRAFT BY LESSEE

3.1.  Operational Control. During each Rental Period, Lessee is and shall be the sole operator of the Aircraft and has sole operational control of the Aircraft. During each Rental Period, Lessee is responsible for operating the Aircraft in accordance and compliance with all laws, ordinances and regulations relating to the possession, use, operation, or maintenance of the Aircraft, including, but not limited to, Part 91 of the Federal Aviation Regulations (“FAR”).

3.2.  Selection of Flight Crew. Lessee shall select and hire its own flight crew provided that the pilots shall be professionally trained and qualified, shall be familiar with and licensed to operate the Aircraft, and shall have current medical certificates, and recurrent training.

3.3.  Care and Use. Lessee shall use and operate the Aircraft in a careful and proper manner. Lessee shall operate the Aircraft in accordance with the flight manual and all manufacturer’s suggested operating procedures. Lessee shall not operate, use, or maintain the Aircraft in violation of any airworthiness certificate, license, or registration relating to the Aircraft, or contrary to any law or regulation.

3.4.  Limits of Operations. Lessee expressly warrants and agrees that it shall not operate the Aircraft outside the geographic limits set forth in the Insurance Policies (defined below), or otherwise operate the Aircraft in a way that would violate or compromise the Insurance Policies. Lessee shall use the Aircraft only for and on account of its business, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire (except in accordance with the provisions of FAR 91.501), or for any illegal purpose.

3.5.  Documentation. Lessee shall complete required flight logs, maintenance logs, or other recording entries required by the FAR during any Rental Period.

3.6.  Maintenance and Repair. Lessor, at its own cost and expense, will promptly repair or replace all parts, appliances, components, instruments, accessories, and furnishings that are installed in or attached to the Aircraft (herein called “Parts”) that may from time to time become

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worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use for any reason whatsoever during a Rental Period. Further, Lessor shall reimburse Lessee for any mechanics liens or other costs incurred by Lessee associated with non-routine repairs or maintenance made during a Rental Period, provided that: (1) such repairs shall be made by an FAA approved repair facility; and (2) Lessor shall approve in advance such repairs or maintenance. Lessee covenants to repair any damage beyond ordinary wear and tear caused by Lessee’s use of the Aircraft.

3.7.  Right to Inspect. Lessor and its authorized representatives shall, at all reasonable times, have the right to enter the premises where the Aircraft may be located for the purpose of inspecting and examining the Aircraft, its condition, use and operation, and the books and records of Lessee relating thereto to ensure Lessee’s compliance with its obligations under this Lease. Notwithstanding the foregoing rights, Lessor has no duty to inspect and shall not incur any liability or obligation by reason of not making any such inspection.

ARTICLE 4: INSURANCE AND LIABILITY

4.1.  Primary Liability and Property Damage Insurance. Lessor shall maintain in effect, at its own expense, third party Aircraft liability insurance, passenger legal liability insurance, and property damage liability insurance during the Term in such amounts as are customary for similarly situated aircraft. Each liability policy shall be primary without right of contribution from any other insurance that is carried by Lessee, and expressly shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

4.2.  Insurance Against Physical Damage. Lessor shall maintain in effect, at its own expense, all-risk ground and flight Aircraft hull insurance covering the Aircraft. Any such insurance shall be during the Term for an amount customary for a similar aircraft.

4.3.  Lessee As Named Insured. All insurance policies carried by Lessor in accordance with this Article (the “Insurance Policies”) shall name Lessee as a named insured.

4.4.  Deductible. Any Insurance Policy carried by Lessor in accordance with this Article may be subject to a deductible amount which is customary under policies insuring similar aircraft similarly situated. Lessor warrants and agrees that in the event of an insurable claim, Lessor will bear the costs up to the deductible amount.

4.5.  Additional Insurance for Lessee. Lessee may, at its discretion, obtain additional insurance covering its operation of the Aircraft.

4.6.  Certificate of Insurance. Upon request, Lessor shall deliver to Lessee a certificate of insurance evidencing the insurance required to be maintained by Lessor under this Article.

4.7.  Mutual Waiver of Liability Claims. Except as specifically set forth in this Agreement, Lessor and Lessee each hereby agree that each shall hold harmless the other Party, and the other Party’s respective officers, directors, agents, employees, servants, attorneys, insurers, coinsurers, reinsurers, indemnitors, parents, subsidiaries, affiliates, predecessors,

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successors, and assigns from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable legal fees and expenses, of whatsoever kind and nature including, without limitation, personal injury or death (“Liabilities”), that could be asserted by that Party against the other Party directly or indirectly (including but not limited to claims raised against that Party by any third-party, employee, agent, or other person or entity not a party to the Agreement) arising out of the lease, sublease, possession, rental, use, condition, operation, transportation, return, storage or disposition of the Aircraft or any part thereof (including, without limitation, Liabilities in any way relating to or arising out of latent or other defects, whether or not discoverable by a Party or any other person, injury to persons or property, or strict liability in tort), provided, however, that neither Party shall be required to hold harmless the other Party for Liabilities resulting from the gross negligence or willful misconduct of the other Party.

ARTICLE 5: WARRANTIES AND DISCLAIMERS

5.1.  Lessor’s Warranty. Lessor warrants that (1) the Aircraft shall be delivered to Lessee in airworthy condition; (2) the Aircraft is properly registered in accordance with U.S. law; and (3) Lessor is a citizen of the United States of America as set forth in 49 U.S.C Section 40102(15) and the regulations thereunder.

5.2.  Lessor’s Disclaimer of Warranties. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS, AND LESSEE EXPRESSLY WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.

5.3.  Lessee’s Representation Regarding Selection. Lessee represents and warrants that: (1) it has selected the Aircraft based on its own judgment and disclaims any reliance upon statements or representations not part of this Agreement; and (2) that the Aircraft is of a size, design and capacity selected by Lessee and is suitable for Lessee’s intended use.

5.4.  Lessee Warranty Regarding Operation. Lessee represents and warrants that it shall only operate the Aircraft under the terms, conditions, and restrictions, as set forth in this Agreement.

ARTICLE 6: MISCELLANEOUS

6.1.  Title. Title to the Aircraft shall remain vested in Lessor during the Lease Term and the Aircraft shall be registered at the FAA in the name of Lessor. Lessee shall have no right, title or interest in or to the Aircraft except as expressly provided herein and shall take no action that would impair the continued registration of the Aircraft at the FAA in the name of Lessor. Lessee

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shall not file or record this Agreement with the FAA. Lessee shall do or cause to be done any and all acts and things which may be required to perfect and preserve the interest and title of Lessor to the Aircraft within any jurisdiction in which Lessee may operate the Aircraft, and Lessee shall also do or cause to be done any and all acts and things which may be required under the terms of any other agreement, treaty, convention, pact or by any practice, customs or understanding involving any country or state in which Lessee may operate, as may be necessary or helpful, or as Lessor may reasonably request, to perfect and preserve the rights of Lessor within the jurisdiction of any such country or state.

6.2.  Liens. Except as provided herein, Lessee will not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to (1) the Aircraft or any part thereof; (2) Lessor’s title thereto; or (3) any interest of Lessor therein. Lessee will promptly, at its own expense, take such action as may be necessary to discharge any such lien. Lessee may incur the following liens: (i) the respective rights of Lessor and Lessee as herein provided; (ii) liens created by Lessor; (iii) liens for taxes either not yet due or being contested by Lessee in good faith; and (iv) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business of Lessee, or Parties acting on behalf of Lessee insofar as such actions relate to the Aircraft and are not inconsistent with this Agreement, not delinquent, and for the payment of which adequate reserves have been provided.

6.3.  Defaults.

(a)  Each of the following events shall constitute an “Event of Default” hereunder (whatever the reason for such event of default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) if Lessee shall fail to pay when due any sum under this Agreement and such failure shall continue for a period of three business days after oral, facsimile, electronic mail or written notice has been given by Lessor to Lessee; (2) if Lessee shall fail to perform any covenant or agreement contained herein, and such failure shall continue for a period of fifteen (15) calendar days after notice thereof shall have been given in writing; (3) if any representation or warranty made by Lessee in this Agreement or any agreement, document or certificate delivered by the Lessee in connection herewith is or shall become incorrect in any material respect; (4) if Lessee shall operate the Aircraft in violation of any applicable law, regulation, rule or order of any governmental authority having jurisdiction thereof or shall operate the Aircraft when the insurance required hereunder shall not be in effect; (5) if any proceedings shall be commenced under any bankruptcy, insolvency, reorganization, readjustment of debt, receivership or liquidation law or statute of any jurisdiction; or (6) if any such proceedings shall be instituted against either Party and shall not be withdrawn or terminated within thirty (30) calendar days after their commencement.

(b)  Upon the occurrence of any Event of Default Lessor may, at its option, exercise any or all remedies available at law or in equity, including, without limitation, any or all of the following remedies, as Lessor in its sole discretion shall elect: (1) by notice in writing to terminate this Agreement immediately, whereupon all rights of the Lessee to the use or possession of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee

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shall remain liable as hereinafter provided; and thereupon Lessee, if so requested by Lessor, shall at its expense promptly return the Aircraft and Aircraft Documentation as required by this Agreement or Lessor, at its option, may enter upon the premises where the Aircraft or Aircraft Documentation are located and take immediate possession of and remove the same by summary proceedings or otherwise. Lessee specifically authorizes Lessor’s entry upon any premises where the Aircraft or Aircraft Documentation may be located for the purpose of, and waives any cause of action it may have arising from, a peaceful retaking of the Aircraft or Aircraft Documentation; or (2) perform or cause to be performed any obligation, covenant or agreement of Lessee hereunder. Lessee agrees to pay all costs and expenses incurred by Lessor for such performance and acknowledges that such performance by Lessor shall not be deemed to cure said Event of Default.

(c)  Lessee shall be liable for all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor’s remedies with respect thereto. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Lessor shall not be deemed to have waived any default, Event of Default or right hereunder unless the same is acknowledged in writing by duly authorized representative of Lessor. No waiver by Lessor of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

6.4  Successors and Assigns. This Agreement shall be binding upon Lessor, Lessee, and their respective successors and assigns, except that Lessee may not assign or transfer any of its rights hereunder except with the prior written consent of Lessor. Subject to the foregoing, this Lease shall inure to the benefit of Lessor and Lessee and their respective successors and assigns.

6.5.  Notices. All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by delivery in person, by facsimile or electronic mail (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), or by a reputable overnight courier service, addressed as follows:

If to Lessor:	GBBX Associates
WLBX LLC
321 Broadway
Saratoga Springs, NY 12866

Attn:
Telephone:
Facsimile:
Email:

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If to Lessee:	Blackstone Administrative Services Partnership, LP
345 Park Avenue, 44th Floor
New York, NY 10154
Attn:
Telephone:
Facsimile:
Email:

or at such other address as either Party may designate in writing. Any notice hereunder shall be effective upon delivery.

6.6.  Entire Agreement. This Agreement constitutes the final, complete, and exclusive statement of the terms of the agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous understandings, including any prior written agreements of the Parties pertaining to the matters hereof.

6.7.  Severability. If any provision of this Agreement is found to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Party hereto hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

6.8.  Amendments and Modifications. The terms of this Agreement shall not be waived, varied, contradicted, explained, amended or changed in any other manner except by an instrument in writing, executed by both Parties.

6.9.  Choice of Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York (disregarding any Conflict of Laws rule which might result in the application of the laws of any other jurisdiction), including all matters of construction, validity, and performance.

6.10.  Force Majeure. No Party shall be liable for any failure to perform its obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, civil unrest, flood, earthquake, or other cause beyond such Party’s reasonable control (including any mechanical, electronic, or communications failure, but excluding failure caused by a Party’s financial condition or negligence).

6.11.  Execution. This Lease may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Signatures transmitted by facsimile, .pdf, or any other electronic means shall constitute original signatures.

ARTICLE 7: TRUTH IN LEASING

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7.1.  Representation Regarding Maintenance. DURING THE LAST TWELVE MONTHS THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FEDERAL AVIATION REGULATION PART 91 AND UNDER PART 135 (AS OF 15 MARCH 2013). LESSOR HEREBY CERTIFIES THAT THE AIRCRAFT COMPLIES WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS CONTAINED IN THE ABOVE LISTED FEDERAL AVIATION REGULATION FOR LESSEE’S USE OF THE AIRCRAFT UNDER THIS LEASE.

7.2.  Representation Regarding Operational Control. LESSEE, WHOSE NAME AND ADDRESS APPEAR HEREIN, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THE LEASE. LESSEE HEREBY CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH THE FEDERAL AVIATION REGULATIONS APPLICABLE TO THE AIRCRAFT.

7.3.  Information from FAA. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONS CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

7.4.  FAA Notification: in accordance with FAR 91.23. The Parties shall take the following actions upon execution of this Agreement: (1) a copy of this Agreement shall be placed aboard the Aircraft; (2) a copy of this agreement will be mailed to the FAA Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, OK 73125 within 24 hours of execution; and (3) the FAA will be notified at least 48 hours prior to the first flight of any aircraft under this Agreement.

(Signature page follows)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by their duly authorized officers, effective as of the Effective Date.

GBBX Associates LLC

WLBX LLC

As Lessor

By:

Name:

Title:

Blackstone Administrative Services Partnership, LP

As Lessee

By:

Name:

Title:

Signature Page

Aircraft Dry Lease Agreement

Blackstone – GBBX/WLBX

APPENDIX A

GBBX Associates LLC

WLBX LLC

INVOICE

To      ______________________

          ______________________

          ______________________

Date: _________

Payable: Payable upon receipt

Ref Contract: Aircraft Dry Lease Agreement between GBBX Associates LLC, WLBX LLC, and Blackstone Administrative Services Partnership, LP (“Lease”) dated ________________.

Rental Period: _________ to ________

Description Amount

1. Rental Payment	$_________
rental fee ($ _________ per flight hour of operation)

2. Other Costs: (see paragraph 2.3 of Lease)	$_________

Description Cost
____________________________________________
____________________________________________
____________________________________________
____________________________________________

TOTAL THIS INVOICE	$_________